UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 31, 2015

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers

Effective   July 31, 2015, the following individuals were elected as directors to serve until the next annual meeting of shareholders or until their respective successors have been duly qualified and elected:

Joseph Lu
Jingshuang Liu
George N. Gabriel
Danny Lu
Jim Osterman
M. Todd Singh

Effective July 31, 2015, the following individuals were elected as officers to serve until the next annual meeting of directors or until their respective successors have been duly qualified and elected:

Joseph Lu	President, Chief Executive Officer and
Interim Principal Financial Officer
Nicholas Goyak	Secretary
Jingshuang Liu	Vice-President, Supply Chain
Danny Lu	Vice-President, Global Procurement

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 31, 2015, the Company held its Annual Meeting of Shareholders at which a quorum was present. The shareholders (a) elected six (6) directors, each to serve until the next Annual Meeting or until a successor has been elected and qualified and (b) the shareholders provided the required advisory votes on named executive compensation. The vote tabulations are as follows:
Election of Directors

Director Nominee	Votes For	Against	Abstain
Joseph Lu	13,493,700	0	0
Jungshaung Liu	13,493,700	0	0
George N. Gabriel	13,493,700	0	0
Danny Lu	13,493,700	0	0
Jim Osterman	13,493,700	0	0
M. Todd Singh	13,493,700	0	0

Ratification of Anton & Chia, LLP as Independent Auditors
for Fiscal Year 2015

Votes For	Against	Abstain
13,493,700	0	0

Shareholder Advisory Vote on Named Executive Compensation

Approve	Not Approve
13,493,700	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: August 3, 2015	By: /s/ Joseph Lu
President and Chief Executive Officer